                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                                   Form 8-K/A
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                ---------------

         Date of Report (Date of Earliest Event Reported):  May 28, 2001


                             GulfMark Offshore, Inc.
          ------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
          ------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


          000-22853                                  76-0526032
   -------------------------                   ----------------------
  (Commission File Number)               (I.R.S. Employer Identification No.)


   4400 Post Oak Parkway, Suite 1170, Houston, Texas                77027
   -------------------------------------------                   ----------
   (Address of Principal Executive Offices)                       (Zip Code)


                                   (713)963-9522
          -------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                          N/A
          --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                                EXPLANATORY NOTE

      This current report on Form 8-K/A amends and restates in its entirety Item 7 of the current report on Form 8-K of GulfMark Offshore, Inc. (the "Company") dated and filed with the Securities and Exchange Commission on June 12, 2001 (the "Original Form 8-K").


ITEM 7.    Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired.

      The Consolidated Statements of Operations of Sea Truck Holding AS ("Sea Truck") for the year ended December 31, 2000, and the accompanying Consolidated Balance Sheet of Sea Truck as of December 31, 2000 are attached hereto as Annex II.

(b)   Pro Forma Financial Information.

      Pro forma financial information of the Company is attached hereto as Annex I.

(c)     Exhibits.

Exhibit No.                   Description
-----------       ----------------------------------------

*10.1 Form of Share Purchase Agreement between Gulf Offshore Norge AS and certain sellers of 3,529,588 shares of Sea Truck Holding AS dated as of May 28, 2001.

*10.2 Form of Share Purchase Agreement between Gulf Offshore Norge AS and certain sellers of 3,330,555 shares of Sea Truck Holding AS dated as of June 8, 2001.

 23.1             Consent of Deloitte & Touche AS

*Previously filed as an exhibit to the Original Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GulfMark Offshore, Inc.


Date: June 13, 2001                   By: /s/ Edward A. Guthrie
                                              -------------------------
                                              Executive Vice President
                                              Chief Financial Officer

Annex I

     The following unaudited pro forma consolidated financial statements as of March 31, 2001, and for the year ended December 31, 2000 and three-month period ended March 31, 2001, illustrate the effect of the planned acquisition of Sea Truck Holding AS ("Sea Truck"), as described in Note 1 to the unaudited pro forma financial statements. The unaudited pro forma consolidated balance sheet as of March 31, 2001, has been prepared assuming that the acquisition was consummated as of March 31, 2001. The unaudited pro forma consolidated statements of income for the year ended December 31, 2000 and three-month period ended March 31, 2001, have been prepared assuming that the transaction was consummated as of January 1, 2000 and 2001, respectively.

     The historical results of our operations have been derived from our consolidated financial statements. The historical results of Sea Truck as of March 31, 2001 and for the year ended December 31, 2000 have been derived from Sea Truck's consolidated financial statements as adjusted for generally accepted accounting principles in the United States ("US GAAP") and have been translated into U.S. dollars in accordance with US GAAP.

     The pro forma adjustments and the resulting unaudited pro forma financial statements are based upon available information and certain assumptions and estimates as described in the Notes to the Unaudited Pro Forma Financial Statements. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments reflected in the pro forma information are preliminary and have been made solely for the purposes of developing such information. The unaudited pro forma financial statements and the notes thereto should be read in conjunction with our and Sea Truck's historical consolidated financial statements.

     The unaudited pro forma consolidated financial statements do not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred at the beginning of the periods presented, in such statements or the results that may be obtained in the future.

                             GULFMARK OFFSHORE, INC.
                 Unaudited Pro Forma Consolidated Balance Sheet
                              As of March 31, 2001
                                 (In thousands)


                                          GulfMark     Sea Truck        Pro Forma
                                          Historical   Historical      Adjustments       Total
                                          ----------   ----------     -------------    --------
              ASSETS
Cash . . . . . . . . . . . . . . . . . . $    34,322   $    1,939     $   18,530 (A)   $  16,640
                                                                         (38,151)(B)
Accounts Receivable. . . . . . . . . . .      23,156        2,688          6,200 (B)      32,044
Other Current Assets . . . . . . . . . .       1,563           -                           1,563
                                         -----------   ----------                      ---------
Total Current Assets . . . . . . . . . .      59,041        4,627                         50,247

Vessels and Other Fixed Assets . . . . .     178,034       35,012         15,088 (B)     228,134
Investment in Unconsolidated Venture . .         529            -                            529
Goodwill . . . . . . . . . . . . . . . .      15,397            -          6,195 (B)      21,592
Other assets . . . . . . . . . . . . . .      10,225          137                         10,362
                                         -----------   ----------                      ---------
Total Assets . . . . . . . . . . . . . . $   263,226   $   39,776                      $ 310,864
                                         ===========   ==========                      =========

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Portion of Long-term Debt. . . . $        45   $        -     $   18,530 (A)   $  18,575
Accounts Payable . . . . . . . . . . . .       4,231        1,109                          5,340
Accrued Liabilities & Other  . . . . . .       7,642        1,054            500 (B)       9,196
                                         -----------   ----------                      ---------
Total Current Liabilities  . . . . . . .      11,918        2,163                         33,111

Long-term Debt . . . . . . . . . . . . .     130,074       23,043                        153,117
Accrued Drydocking . . . . . . . . . . .           -          728           (728)(B)           -
Deferred Taxes . . . . . . . . . . . . .      28,777        2,172                         30,949
Other Long-term Liabilities. . . . . . .           -        1,230                          1,230

Common Stock . . . . . . . . . . . . . .          82          652           (652)(B)          82
Additional Paid-in Capital . . . . . . .      63,097        9,788         (9,788)(B)      63,097
Retained Earnings  . . . . . . . . . . .      59,413            -                         59,413
Cumulative Translation Adjustment  . . .     (30,135)           -                        (30,135)
                                         -----------   ----------                      ---------
                                              92,457       10,440                         92,457
                                         -----------   ----------                      ---------
Total Liabilities & Stockholders'
  Equity . . . . . . . . . . . . . . . . $   263,226   $   39,776                      $ 310,864
                                         ===========   ==========                      =========


       The accompanying notes are an integral part of this financial statement.

                            GULFMARK OFFSHORE, INC.
              Unaudited Pro Forma Consolidated Statement of Income
                      For The Year Ended December 31, 2000
                    (In thousands, except per share amounts)

                                                                     Pro
                                          GulfMark   Sea Truck      Forma
                                         Historical  Historical   Adjustments   Total
                                         ----------  -----------  -----------  --------
Revenues. . . . .  . . . . . . . . . . . $  77,702   $   18,439   $ (115)(C)   $ 96,026

Direct Operating Expenses. . . . . . . .    40,721       10,540     (115)(C)     50,324
                                                                    (822)(D)

General and Administrative Expenses  . .     6,328        1,470                   7,798

Depreciation and Amortization. . . . . .    12,613        2,237      550 (E)     15,648
                                                                     248 (F)
                                         ---------   ----------                --------
Operating Income . . . . . . . . . . . .    18,040        4,192                  22,256

Interest Expense, net. . . . . . . . . .   (10,731)      (2,652)  (2,432)(G)    (15,815)
Loss from unconsolidated venture . . . .      (214)           -                    (214)
Gain on sale of assets . . . . . . . . .     3,651            -                   3,651
Other  . . . . . . . . . . . . . . . . .       217            -                     217
                                         ---------   ----------                --------
Income Before Income Tax. . . . .. . . .    10,963        1,540                  10,095

Tax Provision (benefit). . . . . . . . .     3,056         (113)      43 (H)      2,986
                                         ---------   ----------                --------
Net Income . . . . . . . . . . . . . . . $   7,907   $    1,653                $  7,109
                                         =========   ==========                ========
Basic earnings per share . . . . . . . . $    0.97                             $   0.87
Diluted earnings per share . . . . . . .      0.95                                 0.85

Weighted average shares
    outstanding (basic). . . . . . . . .     8,163                                8,163
Weighted average shares
    outstanding (diluted). . . . . . . .     8,326                                8,326


     The accompanying notes are an integral part of this financial statement.

                             GULFMARK OFFSHORE, INC.
              Unaudited Pro Forma Consolidated Statement of Income
                      For The Quarter Ended March 31, 2001
                    (In thousands, except per share amounts)

                                                                     Pro
                                          GulfMark   Sea Truck      Forma
                                         Historical  Historical   Adjustments   Total
                                         ----------  -----------  -----------  --------
Revenues. . . . .  . . . . . . . . . . . $  20,992   $    5,561   $  (51)(C)   $ 26,502

Direct Operating Expenses. . . . . . . .    10,167        2,626      (51)(C)     12,560
                                                                    (182)(D)

General and Administrative Expenses  . .     1,554          394                   1,948

Depreciation and Amortization. . . . . .     3,155          530      172 (E)      3,895
                                                                      38 (F)
                                         ---------   ----------                --------
Operating Income . . . . . . . . . . . .     6,116        2,011                   8,099

Interest Expense, net. . . . . . . . . .    (2,391)        (410)    (616)(G)     (3,417)
Loss from unconsolidated venture . . . .       (61)           -                     (61)
Other  . . . . . . . . . . . . . . . . .       (90)           -                     (90)
                                         ---------   ----------                --------
Income Before Income Tax. . . . .. . . .     3,574        1,601                   4,531

Tax Provision (benefit). . . . . . . . .       989          128      (52)(H)      1,065
                                         ---------   ----------                --------
Net Income . . . . . . . . . . . . . . . $   2,585   $    1,473                $  3,466
                                         =========   ==========                ========
Basic earnings per share . . . . . . . . $    0.32                             $   0.42
Diluted earnings per share . . . . . . .      0.31                                 0.41

Weighted average shares
    outstanding (basic). . . . . . . . .     8,189                                8,189
Weighted average shares
    outstanding (diluted). . . . . . . .     8,440                                8,440


     The accompanying notes are an integral part of this financial statement.

                          GULFMARK OFFSHORE, INC.

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.   BACKGROUND:

         On May 28, 2001, and June 8, 2001, GulfMark obtained definitive agreements to acquire all of the outstanding shares of Sea Truck Holding AS, a privately- held Norwegian company ("Sea Truck"). Total consideration for the acquisition is approximately $61.8 million which includes the assumption of debt of approximately $23.2 million as of April 30, 2001. Approximately $18.4 million of the purchase price will be funded through the Company's $75.0 million credit facility. The balance of the purchase price will be funded by the Company's cash on hand. Sea Truck owns five offshore support vessels which provide marine support and transportation services to companies engaged in offshore exploration and production of oil and gas in the North Sea. The closing of the acquisition is subject to the termination of a prescribed notice period associated with a corporate reorganization of Sea Truck that occurred prior to the acquisition. The acquisition is expected to close on or about June 19, 2001.

2.   BASIS OF PRESENTATION:

     The accompanying unaudited pro forma balance sheet has been prepared assuming that the acquisition and the related financing transactions occurred as of March 31, 2001. The accompanying unaudited pro forma statements of income for the year ended December 31, 2000 and the three-month period ended March 31, 2001, have been prepared assuming that such transactions were consummated as of January 1, 2000 and 2001, respectively.

3.   PRO FORMA ADJUSTMENTS AND MANAGEMENT ASSUMPTIONS:

     The unaudited pro forma financial statements reflect the following pro forma adjustments related to the acquisition and the related financing transactions:

     (A) Receipt of aggregate proceeds of $18.5 million from our credit facility.

     (B) Acquisition of Sea Truck for total consideration of approximately $61.8 ($61.6 as of March 31, 2001) million plus $0.5 million in transaction costs. Based on preliminary determinations of the fair values of assets and liabilities acquired, the preliminary purchase price allocation is as follows:

Purchase price:
 Cash                                     $  38.1
 Long-term debt annual                       23.0
 Transaction costs                            0.5
                                          -------
                                             61.6  (1)

Purchase Price Allocation:
Long-term debt                               23.0

Step-up in fair value of assets,
   Property plant and equipment              15.1
   Account Receivable                         6.2  (2)
Elimination of dry-dock accrual
   to conform with the Company's policy       0.7
Net asset Value                              10.4
                                          -------
Goodwill                                  $   6.2
                                          =======

(1) The difference in the purchase price of $61.8 million in attributable primarily to changes in the long-term debt balance and translation effects through April 30, 2001.

(2) Reflects the effect of the Zacharias which is treated as an installment sale.


     (C) Elimination of fees charged by GulfMark to Sea Truck and from Sea Truck to GulfMark for management of vessels.

     (D) Decrease in operating expense based on conforming Sea Truck's accounting policy of accruing for future drydockings to GulfMark's policy of amortizing past drydockings.

     (E) Increase in depreciation and amortization due to depreciation on step up in basis of vessels over remaining useful lives and to conform accounting policies regarding salvage values.

     (F) Increase in depreciation and amortization due to amortization of goodwill with an estimated life of 40 years.

     (G) Increase in interest expense, net, due to the increased indebtedness of $18.5 million from the credit facility as well as the assumed reduction in interest income related to the cash paid for Sea Truck.

     (H) Income tax effects of Sea Truck pro forma adjustments herein.

                          INDEPENDENT AUDITORS' REPORT




    To the Directors of
    Sea Truck Holding AS
    Sandnes, Norway



     We have audited the accompanying consolidated carve-out balance sheet of Sea Truck Holding AS` Shipping Activities as of December 31, 2000 and the related consolidated carve-out statements of income, and cash flows for the years then ended all expressed in Norwegian kroner. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in Norway and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Sea Truck Holdings AS Shipping Activities as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in Norway.

     As described in Note 1, the accompanying financial statements have been prepared from the separate records maintained by the Sea Truck Holding AS and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Shipping Activities had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from home-office items applicable to the company as a whole.

     The translation of the financial statement into English have been made solely for the convenience of readers in the United States of America.

    DELOITTE & TOUCHE AS
    June 13, 2001
    Stavanger, Norway

    Sverre Berge
    State Authorized Public Accountant

STATEMENT OF INCOME
Figures in NOK 000's

                                                      Carved-out
                                                     Consolidated
                                                     -------------
Operating Revenue and Expenses                           2000
                                                     -------------

Operating Revenue..................................       147,511
                                                         --------
Total Operating Revenue............................       147,511
                                                         --------

Operating Expenses
Wages/pensions and NI..............................        61,891
Ordinary depreciation..............................        17,897
Other operating Expenses...........................        34,185
                                                         --------
Total Operating Expenses...........................       113,973
                                                         --------

Operating Income...................................        33,538
                                                         --------

Financial Income and Expenses
Other financial income.............................         1,172
Other financial expenses...........................       (22,391)
                                                         --------
Total Financial Items..............................       (21,219)
                                                         --------

Income before Tax..................................        12,319
                                                         --------

Income taxes.......................................           901
                                                         --------

Net Income.........................................        13,220
                                                         --------

BALANCE PER 31.12.
Figures in NOK 000's

                                                   Carved-out
                                                  Consolidated
                                                  -------------
                                                      2000
                                                  -------------
PROPERTY
Assets
FIXED ASSETS
Properties........................................        892
Vessels...........................................    328,936
Other fixed assets................................      1,220
                                                     --------
Total Fixed Assets................................    331,048
                                                     --------
Financial Assets
Other financial assets............................      2,295
                                                     --------
Total Financial Assets............................      2,295
                                                     --------
Total Fixed Assets................................    333,343
                                                     --------
Current Assets
Accounts receivables trade........................     22,218
Other receivables.................................     10,552
                                                     --------
Total receivables.................................     32,770
Bank Deposit......................................      4,023
                                                     --------
Total Current Assets..............................     36,793
                                                     --------
TOTAL ASSETS......................................    370,136
                                                     --------
SHAREHOLDERS EQUITY
Share Capital.....................................      5,984
Legal reserves....................................     76,982
                                                     --------
Total Shareholders' Equity........................     82,966
                                                     --------
LIABILITIES
Pension liabilities...............................     11,285
Deferred tax......................................     20,270
                                                     --------
Total Allocation Liabilities......................     31,555
                                                     --------

Long term debt....................................    221,847
                                                     --------
Total Long Term Debt..............................    221,847
                                                     --------

Current Liabilities
Accounts payable trade............................      3,571
Tax payable.......................................      1,216
Fees, taxes, duites, payable......................      3,298
Dividend payable..................................      1,372
Other current liabilities.........................     24,311
                                                     --------
Total Current Liabilities.........................     33,768
                                                     --------
Total Liabilities.................................    287,170
                                                     --------
Total Liabilities and Shareholders' Equity........    370,136
                                                     --------

Cashflow statement

Figures in NOK 000's
Cashflow from Operations

                                               Carved-out
                                              Consolidated
                                              ------------
Operating Income and Expenses                     2000
                                              ------------

Total generated from operaitons.........           41,052
Movement in short term assets...........           (8,950)
Movement in short term liabilities......              400
                                                 --------
Net cashflow from Operations............   A       35,502
                                                 --------
Cashflow from investments
Investments in vessels..................           (5,779)
Invements in other fixed assets
Sale and other fixed assets.............             (448)
Sale of shares..........................              750
Change long term receiveable............              777
                                                 --------
Net Cashflow from Investments...........   B       (4,700)
                                                 --------
Cashflow from Financing
Reduction of mortgage debt..............          (35,136)
Dividend................................             (686)
                                                 --------
Net Cashflow from Financing.............   C      (35,822)
                                                 --------

Rate of change of foreign subsidiaires..             (945)
Net cashflow for the year...............   A-B-C   (8,020)
Cash balance per 01.01..................           12,788
                                                 --------
Cahs Balance per 31.12..................            3,823)
                                                 --------

Note 1
Result before taxation.................            12,319
Profit on sale of shares...............              (150)
Ordinary depreciatoin..................            17,897
Movement in pension....................             8,830
Effect from movement in exchange rate..             2,732
Taxes payable..........................              (576)
                                                 --------
Total General from Operations..........            41,052
                                                 --------

                     Sea Truck Holding Shipping Activities
               Notes to the carve-out financial statements 2000

     Sea Truck Holding AS has been a parent company until 31. December 2000 with some subsidiaries running shipping activities and some subsidiaries owning and running landbased property activities. By 1. January 2001 the subsidiaries owning and running the landbased property activities demerged into a new parent company, Sea Truck Eiendom AS. Sea Truck Holding's shipping activities remain in companies with Sea Truck Holding AS as a parent company.

Note 1     Accounting principles

     The financial statements are prepared in accordance with accounting principles generally accepted in Norway and good accounting practice. The accounting principles are described below.

CONSOLIDATION

     The consolidated financial statements of Sea Truck Holding's shipping activities for 2000 are presented on a carve-out basis prepared from Sea Truck Holding AS' historical accounting records and include the historical operations of Sea Truck Holding's shipping activities. The consolidated financial statements of Sea Truck Holding's shipping activities include all shipping related activities where Sea Truck Holding`s ownership directly or indirectly exceeds 50 %. These companies are: Sea Truck Shipping AS, Sea Truck Rederi AS, Sea Truck (UK) Ltd. Baltic Line AS, Sea Truck Supply Ltd. and North Sea Rescue Services Ltd. In 2000 they all were 100% subsidiaries of Sea Truck Holding AS. All material transactions and intercompany balances are eliminated.

     The consolidated statement of income includes all revenues and costs directly attributable to Sea Truck Holding's shipping activities. All allocations and estimates are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if Sea Truck Holding's shipping activities had been operated as a separate entity for periods prior to the demerger.

PRINCIPAL RULE FOR VALUATION AND CLASSIFICATION OF ASSETS AND LIABILITIES

     Assets meant for permanent ownership or use in the business are classified as fixed assets. Other assets are classified as current assets. Accounts receivables due within one year are classified as current assets. The classification of current and long term liabilities are based on the same criteria.

      Fixed assets are carried at historical cost, but are written down if a decline in fair value below the book value is expected to be permanent. Fixed assets with a limited economic life are depreciated over their estimated useful life using the straight-line method. Long-term loans are carried at nominal value.

     Current assets are valued at the lower of historical cost and fair value. Current liabilities are carried at nominal value. Current liabilities are not revaluated due to changes in interest rates.

     Other items are valued as described below.

FOREIGN CURRENCY

     All balance sheet items denominated in foreign currencies are translated into NOK at market rates at year- end. The effect of liabilities hedged by Time Charter contracts is shown as other financial assets, see note 6.

BANK DEPOSITS, CASH IN HAND, ETC.

     Cash and cash equivalents include cash, bank deposits and monetary instruments with a maturity of less than three months at the date of purchase.

RECEIVABLES

     Trade receivables and other receivables are carried at face value less provision for expected loss. An estimate is made for doubtful receivables based on a review of all outstanding amounts at the year end. Bad debts are written off in the year in which they are identified. An unspecified provision is made for expected loss on other accounts receivable.

PENSIONS

     The basis for recording pension liabilities is estimated salary level upon retirement and years of service. Deviations from estimates and effects of changes in assumptions are amortized over expected remaining years of service if exceeding 10 % of the greater of pension liabilities and pension funds. Changes in the pension plan are dispersed over the remaining years of service. The figures include social security tax.

INCOME TAXES

     Tax expenses are matched with operating income before tax. Tax related to equity transactions, e.g. group contribution, is posted directly to equity. Due to the special Norwegian RISK-method, deferred taxes are not provided on undistributed earnings from Norwegian subsidiaries and non-consolidated investees.

     The tax expense consists of current income tax expense and change in net deferred tax. The tax expense is allocated to ordinary income and the effect of extraordinary items in accordance with the tax base. Deferred tax liabilities and deferred tax assets are presented in the balance sheet as a net amount.

     Sea Truck Holding's Norwegian shipping activities in Sea Truck Rederi AS qualifies for the Norwegian tonnage tax system. The income from this company will not be taxable unless the company pays dividends or resigns from the Norwegian tonnage Tax-system.

DRYDOCKING AND CLASSIFICATION EXPENSES

     The normal procedure for supply ships is that drydocking and maintenance work take place every second year. Future drydocking and maintenance expense is estimated and accrued in advance. Expense is recognized ratably until the next stoppage for drydock and maintenance.

Note 2     Payroll costs, number of employees, benefits, and loan to employees

Payroll costs (Figures in NOK 1,000)
Salaries....................    39,790
Social security tax.........     5,943
Pensions (see note 8).......     9,485
Other benefits..............     6,673
                                ------
Total.......................    61,891
                                ------

Average number of employees.       108

Benefits to executive (Figures in NOK 1,000)

                                General        Board of
                                Manager        Directors
                                -------        ---------
Salaries....................        749              692
Pensions....................         69            7,706
Other benefits..............        106              229

General Manager has an agreement on payment of salaries for 3 years if she is terminated without cause.

Loans and guarantees to executives, shareholders etc (Figures in NOK 1,000)

                      Loan/                        Interest      Schedule of
                      Guarantees        Amount     rates         payment(s)
                      -----------       -------    --------      ------------

General Manager       Loan              152,500        0%        13.5 YEARS
                      Guarantees              0
Chairman of the       Loan              660,353        0%           8 YEARS
Board of Directors    Guarantees              0

Note 3     Property, plant and equipment

Figures in NOK 1,000

                                      Properties      Vessels     Other fixed assets
                                      ----------      -------     ------------------
Acquisition cost 1.1.00.............         892         430,939       4,051
Additions (, purchased).............           0           6,200         447
Retirements.........................           0            (421)          0
Acquisition cost 31.12.00...........         892         436,718       4,498

Accumulated depreciation
    as of 31.12.00..................           0         107,782       3,278
Balance as of 31.12.00..............         892         328,936       1,220

Current year depreciation...........           0          17,518         379
Economic lifetime                                    25-27 years     3-7 years
Depreciation Schedule                   No depr.   Straight-line    Straight-line

Note 4    Other financial expenses

Specification of other financial expenses
Figures in NOK 1,000

Interest on mortgage debt..........    16,563
Unrealized loss on exchange........     2,732
Realized loss on exchange..........     2,113
Other financial expenses...........       983
                                       ------
                                       22,391

Note 5     Tax expense

Specification of income tax expense
Figures in NOK 1,000

Current income tax expense.......      898
Tax paid in advance..............      852
                                     -----
Change in deferred taxes.........   (2,628)
Error previous year..............      (23)
Effect of tax law changes........        0
                                     -----
Tax on ordinary income...........     (901)
                                     -----

The tax expense is allocated as follows to the state of Norway and foreign countries:

Figures in NOK 1,000

                                    Norway       Other countries
                                    ------       ---------------
Tax on ordinary income.........     (3,167)            2,266
Total income tax expense.......     (3,167)            2,266

Reconciliation of nominal statutory tax rate to effective tax rate

Figures in NOK 1,000

Operating income before taxes.................................      12,319
Extraordinary items before tax................................           0
Net income before taxes.......................................      12,319

Expected income taxes according to nominal tax rate (28%)......      3,449

Tax effect of the following items:
Non-deductible expenses........................................          0
Non-taxable income.............................................          0
Other items....................................................     (4,350)
Income tax expense.............................................       (901)
Effective tax rate.............................................       (7.3)%

Specification of deferred tax.
Figures in 1,000 NOK

Deferred tax in Norway - 28%.....         (3,965)
Deferred tax in Norway - 4%......          2,438
Deferred tax in UK - 31%..........        21,797
                                          ------
                                          20,270

Note 6    Other financial assets

Figures in NOK 1,000


Pension funds...........................  1,257
Effect of hedging - mortgage debt.......  1,038
                                          -----
                                          2,295
                                          -----

Note 7     Equity and shareholder information

     The share capital in the company as of 31.12.00 consist of the following classes:

                        Number    Face value    Book value
                      ---------   ----------    ----------

A-shares..........    6,860,152        0.87      5,968,332

Ownership structure
Largest shareholders as of 31 December 2000:

                                                  Share of the    Share of
                          A-shares    Total       total shares    the votes
                         ---------- ---------    -------------    ---------
Aase M. Larsen MacColl   2,333,541  2,333,541     34.02%          34.02%
Thor Skandsen            1,353,770  1,353,770     19.73%          19.73%
Lykkens Prove Invest AS    906,238    906,238     13.21%          13.21%
Tore G. Larsen             300,000    300,000      4.37%           4.37%
Magnus K. Larsen           175,000    175,000      2.55%           2.55%
Marte K. Larsen            175,000    175,000      2.55%           2.55%
Martin K. Larsen           175,000    175,000      2.55%           2.55%
Morten K. Larsen           175,000    175,000      2.55%           2.55%
Wenche Paulsen             148,131    148,131      2.16%           2.16%
Anton M. Larsen            132,482    132,482      1.93%           1.93%
Margaret Kverneland        130,635    130,635      1.90%           1.90%
Harald Hollenud             90,776     90,776      1.32%           1.32%
Leif Hollenud               90,776     90,776      1.32%           1.32%
Armin Skotvedt              90,776     90,776      1.32%           1.32%
Arne Grimstad               75,648     75,648      1.10%           1.10%
Berit Haga                  75,648     75,648      1.10%           1.10%
Kalle Nergaard              75,648     75,648      1.10%           1.10%
Hans J. Stenseth            75,648     75,648      1.10%           1.10%
Steinar Akeroy              50,776     50,776      0.74%           0.74%
Bernt Henning Skandsen      36,458     36,458      0.53%           0.53%
Trond Are Skandsen          36,458     36,458      0.53%           0.53%
Other                      156,743    156,743      2.28%           2.28%
Total number of shares   6,860,152  6,860,152    100.00%         100.00%

Shares and options held by members of the board and general manager:

Name                                           A-shares    Total number of shares
------------------------                      ----------   ----------------------

Member of board, incl. related parties        2,038,720                  2,038,720
Aase M. Larsen MacColl General Manager        2,333,541                  2,333,541

Note 8     Pension costs, funds and obligations
           Figures in NOK 1,000

     The company has pension plans that cover a total of 61 persons. These plans give person covered defined future benefits. These are mainly dependent on years of service, the level of salary at the age of retirement and the size of the offerings from the social security. The obligations are covered through an insurance company. In addition, the executives have an additional pension plan exceeding the overall pension plan. This additional plan is financed through the company's operations and is uncovered.

                                                                2000
                                                                -----
Net present value of benefits earned during the year            8,373
Interest cost on prior period benefit obligations                 431
Expected return on pension plan capital                          (522)
Net pension cost before payroll tax                             8,282
Amortization of Changes in the pension plan                        52

Payroll Tax                                                     1,151
Net pension cost after payroll tax                              9,485

                                                            Capital >      Capital <
                                                            Liabilities    liabilities
                                                            -----------    ------------
Estimated benefit obligation                                    (4,874)        (12,688)
Estimated market value of pension plan capital                   6,230           2,048
Unrecognized net actuarial gain/loss                               (99)          1,005
Prepaid pension (net pension liabilities) before payroll tax     1,257          (9,635)
Payroll tax                                                                     (1,650)
Prepaid pension (net pension liabilities) after payroll tax      1,257         (11,285)

Economic assumptions:
Discount rates                                                      6%
Expected raise in the salaries/pensions/G-regulations (amount)  3/2/2%
Expected return on pension plan (investments)                       7%

     Commonly used assumptions within the insurance industry are used as basis For actuarial assumptions regarding demographic factor and retirement.

Note 9     Other current liabilities
           Figures in NOK 1,000

Accruals                                   2000
---------                                 -----

Drydock                                   6,575
Liabilities to demerged companies         3,564
Other current liabilities                14,172
Total                                    24,311

Note 10     Other long-term debts
            Figures in NOK 1,000

Debt that matures more than five years after year end:

                                                  2000
                                                -------
Debt to credit institutions                     100,277
Total                                           100,277

Installment                                                             2006
   Year       2001       2002        2003       2004        2005      and later
-----------  ------     ------      ------     ------      -----      ---------
             24,314     24,314      24,314     24,314      24,314       100,277

Note 11     Secured debt
            Figures in NOK 1,000

Secured debt, etc:               2000
------------------             -------
Debit to credit institutions   221,847
                               -------
Total secured debt             221,847
                               -------

Book value of pledged assets

Vessels                        328,936
                               -------
Total                          328,936
                               -------

Note 12     Guarantees

GUARANTEE LIABILITY

     The parent company Sea Truck Holding AS has issued a surety on behalf of all debt in connection with financing the vessels. There is also a surety in amount of NOK 400,000 for fulfillment of a retirement pension.

Note 13     Legal Claims

     In May 2001, the company received a claim from EMC regarding the relet of M/V Sea Truck dating back to 1999. The claim amounts to GBP 217,000.

Note 14. DESCRIPTION OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN NORWAY (NGAAP)AND THE UNITED STATES (USGAAP)

DRYDOCK ACCRUALS

     Under NGAAP, drydocking and maintenance expense are accrued in advance. Under USGAAP, these costs are expensed as incurred or capitalized to the extent they represent the acquisition of a new asset or extend the useful life of an existing asset.

BALANCE SHEET CLASSIFICATION-CURRENT PORTION OF LONG-TERM DEBT

     Under NGAAP, the current portion of the Company's borrowings is presented as long-term liabilities together with the non-current portion. Under USGAAP, the current portion of long-term debt should be presented as a current liability.

DEFERRED INCOME TAXES

     Under NGAAP, deferred income tax assets are presented net on the balance sheet. For USGAAP, these assets would be separately recorded as current and non-current assets and liabilities.

                                 EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------

  *10.1 Form of Share Purchase Agreement between Gulf Offshore Norge AS and certain sellers of 3,529,588 shares of Sea Truck Holding AS dated as of May 28, 2001.

  *10.2 Form of Share Purchase Agreement between Gulf Offshore Norge AS and certain sellers of 3,330,555 shares of Sea Truck Holding AS dated as of June 8, 2001.

   23.1      Consent of Deloitte & Touche AS

*Previously filed as an exhibit to the Original Form 8-K.